UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2014

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Credit Agreement

Rex Energy Corporation (the “Company”) entered into a Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”) with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto, amending that certain Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”).

The Second Amendment amends certain provisions of the Credit Agreement to, among other things, increase the Borrowing Base (as defined in the Credit Agreement) by $50,000,000 to $375,000,000, reduce the pricing grid and add two new banks to the lending group.

The foregoing descriptions of the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. A copy of the Second Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Item 7.01.	Regulation FD Disclosure.

On March 31, 2014, the Company issued a press release announcing the increase in the Company’s borrowing base under the Credit Agreement. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Rex Energy Corporation Press Release dated March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: March 31, 2014	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Sr. Vice President, General Counsel and Corporate Secretary